EXHIBIT 99.1

Imagis Receives Approval for Amended Share Option Plan and
Issues Further Stock Options and Shares-for-Debt

VANCOUVER, CANADA, December 5, 2003 - Imagis Technologies Inc. ("Imagis") (OTCBB:IMTIF; TSX-VEN:WSI; Germany:IGY) announced today that it has received regulatory approval for the Share Option Plan (the "Plan") as approved at the shareholders' meeting held on November 21, 2003 (the "Meeting") which reserves up to 2,194,489 Common Shares for issuance. Imagis has also received regulatory approval to amend the exercise price and expiry dates of its options as approved at the Meeting. Accordingly, the exercise prices of all existing options of Imagis have now been re-priced to $0.78 per option.

Imagis has further granted 1,193,438 options, of which 1,003,377 options are granted to insiders of Imagis, at an exercise price of $0.78 with an expiry date of December 5, 2006. One third of these options will vest immediately, one third will vest after one year from the date of grant, and the final third will vest two years after the date of grant. Pursuant to Imagis' acquisition of Briyante Software Corp. ("Briyante") and the share consolidation announced in the press release dated November 25, 2003, a total of 874,183 options were outstanding, of which 319,956 options are held by insiders of Imagis. As a result of the additional grant of options, a total of 2,067,621 options are now outstanding under the Plan at the exercise price of $0.78 per share, of which 1,323,333 options are held by insiders of Imagis.

In addition, Imagis announced today that further to the shares-for-debt agreement announced in the press release dated August 20, 2003, it has issued 49,618 Common Shares at a deemed price of $0.6938 per share in payment of rent due with respect to its head office premises for the months of October, November, and December 2003. The shares are subject to a four-month hold period which will expire on April 5, 2004. The shares will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, "U.S. Persons", as such term is defined in Regulation S promulgated under the U.S. Securities Act. This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

About Imagis Technologies Inc.
 Imagis Technologies Inc. develops and markets breakthrough technology that allows for the rapid development and deployment of information sharing and biometric identification applications that are used in law enforcement, transportation security, immigration and customs, gaming, and other security and homeland defense initiatives.

The Company - whose Chairman is Oliver ("Buck") Revell, the former associate deputy director of the FBI - has over 140 installations of its software located across the United States, the United Kingdom, Canada, Latin America and Asia-Pacific. This includes one of the UK's national police agencies; RCMP, police, and sheriff departments across the United States and Canada; New Zealand Customs; the Government of Singapore, and Toronto's Pearson International Airport.

For more information about Imagis Technologies, please visit http://www.imagistechnologies.com.

ON BEHALF OF THE BOARD OF DIRECTORS

"Roy Trivett"
President and CEO, Imagis Technologies Inc.

Imagis Media and Investor Inquiries:

John Lyotier - Manager, Marketing & Communications
Imagis Technologies Inc.
Phone: +1-604-684-2449 Ext. 226
E-mail: info@imagistechnologies.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Imagis Technologies Inc.'s Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.